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                                                                EXHIBIT 5.1


                                    Sears Tower, Suite 5800
                                    233 S. Wacker Dr.
                                    Chicago, Illinois  60606
                                    Tel: (312) 876-7700  Fax: (312) 993-9767
LATHAM & WATKINS LLP                www.lw.com

                                    FIRM/AFFILIATE OFFICES
                                    Boston        New Jersey
                                    Brussels      New York
                                    Chicago       Northern Virginia
                                    Frankfurt     Orange County
                                    Hamburg       Paris
November 25, 2003                   Hong Kong     San Diego
                                    London        San Francisco
Orbitz, Inc.                        Los Angeles   Silicon Valley
200 S. Wacker Drive                 Milan         Singapore
Suite 1900                          Moscow        Tokyo
Chicago, Illinois 60606                           Washington, D.C.

Re:  Registration Statement No. 333-88646;
     12,650,000 shares of Class A Common Stock, par value $.001 per share

Ladies and Gentlemen:

     In connection with the registration by Orbitz, Inc., a Delaware corporation (the "Company"), of up to 12,650,000 shares of Class A common stock, par value $.001 per share (the "Shares"), up to 4,000,000 Shares of which are being sold by the Company (the "Company Shares") and up to 8,650,000 Shares of which are being sold by the selling stockholders named therein (the "Selling Stockholder Shares"), under the Securities Act of 1933, as amended, on a Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 20, 2002 (File No. 333-88646), as amended by Amendment No. 1 filed on July 3, 2002, Amendment No. 2 filed on August 27, 2003, Amendment No. 3 filed on October 21, 2003, Amendment No. 4 filed on October 24, 2003 and Amendment No. 5 filed on November 25, 2003 (collectively, the "Registration Statement"), you have requested our opinion set forth below.

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Company Shares and the Selling Stockholder Shares, and for the purposes of this opinion have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

     We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

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LATHAM & WATKINS LLP

Orbitz, Inc.
November 25, 2003
Page 2



     Subject to the foregoing, it is our opinion that:

     1. The Company Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

     2. The Selling Stockholder Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by that certain Exchange Agreement among the Company, Orbitz, LLC, American Airlines, Inc., Continental Airlines, Inc., Omicron Reservations Management, Inc., Northwest Airlines, Inc. and United Air Lines, Inc. or its affiliate referred to in the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Validity of the Shares".

                                         Very truly yours,


                                         /s/ LATHAM & WATKINS LLP